EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
NeoMedia Technologies, Inc.

We hereby consent to the incorporation by reference to the previously filed Registration Statements (File Nos.333-33738, 333-36098, 333-42477, 333-85422, 333-99183, 333-101588, 333-103172, 333-107239, 333-109778, 333-110189, 333-110329, 333-114123, and 333-137227) of our report dated March 27, 2008 relating to the consolidated financial statements of NeoMedia Technologies, Inc. as of and for the year ended December 31, 2007, which appear in this Annual Report on Form 10-K.

/s/ Kingery and Crouse, P.A.
Tampa, Florida
March 27, 2008